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                          A.S.V., Inc. and Subsidiary
                 Exhibit 11 - Computation of Earnings per Share

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
                                                       Three Months Ended           Six Months Ended
                                                            June 30,                    June 30,
                                                            --------                    --------
Basic                                                  1999           1998         1999          1998
                                                       ----           ----         ----          ----
 Earnings
  Net income                                       $   688,695    $  927,079    $1,337,642    $1,718,917
                                                   ===========    ==========    ==========    ==========
 Shares
  Weighted average number of common
   shares outstanding                                9,662,264     7,538,225     9,488,210     7,533,479
                                                     =========    ==========    ==========    ==========

 Basic earnings per common share                   $       .07    $      .12    $      .14    $      .23
                                                   ===========    ==========    ==========    ==========
Diluted
 Earnings
  Net income                                       $   688,695     $ 927,079    $1,337,642    $1,718,917

  Add after-tax interest expense applicable
   to 6.5% convertible debentures                           --        50,781            --       101,562
                                                    ----------     ---------     ---------     ---------
  Net income applicable to common stock            $   688,695     $ 977,860    $1,337,642    $1,820,479
                                                   ===========     =========    ==========    ==========
 Shares
  Weighted average number of common
   shares outstanding                                9,662,264     7,538,225     9,488,210     7,533,479
  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants           419,398       811,702       392,565       759,916
  Assuming conversion of 6.5% convertible
   debentures                                               --       681,818            --       681,818
                                                    ----------     ---------     ---------     ---------
  Weighted average number of common and
   common equivalent shares outstanding             10,081,662     9,031,745     9,880,775     8,975,213
                                                    ==========     =========     =========     =========

 Diluted earnings per common share                 $       .07    $      .11    $      .14    $      .20
                                                   ===========    ==========    ==========    ==========
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